Exhibit 99.1

FOR IMMEDIATE RELEASE:	Contacts:	PRESS RELATIONS
BETSY CASTENIR
1-212-339-3424

INVESTOR RELATIONS
ROBERT TUCKER
1-212-339-0861

FINANCIAL SECURITY ASSURANCE HOLDINGS RECEIVED SEC
SUBPOENA RELATED TO CIVIL INVESTIGATION OF
MUNICIPAL GIC BROKERS

New York, New York, November 16, 2006 — Financial Security Assurance Holdings Ltd. (the Company) today received a subpoena from the Securities and Exchange Commission related to an ongoing civil investigation of brokers of municipal guaranteed investment contracts (GICs).  As previously announced, the Company yesterday received a subpoena from the Antitrust Division of the U.S. Department of Justice issued in connection with an ongoing criminal investigation of bid rigging of awards of municipal GICs.

The Company, which issues municipal GICs and other financial products through its Financial Products segment, is not aware of any specific allegations concerning its own practices. (The Company is not in the GIC brokerage business.)  The Company intends to cooperate fully with both investigations.

In connection with this matter, the Company may receive subpoenas from other regulatory agencies.  The Company understands that the Antitrust Division of the U.S. Department of Justice, the Securities and Exchange Commission and the Internal Revenue Service have each been conducting investigations of municipal GIC brokerage activities.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                       projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                       statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                       expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                       changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                       competitive forces, including the conduct of other financial guaranty insurers;

•                       changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                       changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company’s reported financial results;

•                       an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio;

•                       inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                       disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                       downgrade or default of one or more of FSA’s reinsurers;

•                       market conditions, including the credit quality and market pricing of securities issued;

•                       capacity limitations that may impair investor appetite for FSA-insured obligations;

•                       market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                       prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                       other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group, a leading European banking group.  For additional information, visit www.fsa.com.